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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
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                (Name of Registrant as Specified In Its Charter)


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                   (Name of Person(s) Filing Proxy Statement)

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          pursuant to Exchange Act Rule 0-11: (set forth the amount on which the
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                        (RYAN'S FAMILY STEAK HOUSE LOGO)
                             2113 FLORIDA BOULEVARD
                          NEPTUNE BEACH, FLORIDA 32266
                             ---------------------

Dear Shareholders:

     I am writing to you regarding our upcoming Annual Meeting of Shareholders. You should have received by now a proxy statement from the Company and a proxy statement from Mr. Glen Ceiley and Bisco Industries, Inc. The only issue for consideration at this year's meeting is the election of Directors. But that is a very important decision that will have a substantial impact on your investment in our Company. I want to make sure that I point out to you the key difference between the Company slate of directors and the Bisco slate. I also want to note certain other issues I think you should consider before casting your vote.

     First, the key difference between the Company slate and the Bisco slate is who gets the money if the Company is sold, merges, or is otherwise involved in a strategic transaction. Both the Company and the Bisco slate are trying to identify and evaluate strategic transactions to enhance shareholder value. It is the stated intention of the Company's proposed Board to distribute the proceeds of any sale, merger or strategic transaction to you, the shareholders. As Bisco plainly states in their proxy, the Bisco-controlled board will require the Company to use the proceeds of any sale of the Company's assets "to execute an acquisition plan in the electronic components and fastener distribution industries and possibly to invest or make acquisitions outside these industries."

     TO RECEIVE THE PROCEEDS OF ANY SALE -- ELECT THE COMPANY'S BOARD.

     If you elect Bisco's slate, you are voting to let Bisco reinvest the proceeds rather than distribute them immediately to you.

     Second, I would point out to you the recent successes our Company has enjoyed. Our 1998 financial results showed an improvement of over seven hundred thousand dollars over 1997. That turnaround has continued in the first quarter of 1999 with net earnings per share of $0.10, up 43% from $0.07 per share over the first quarter of 1998. This financial turnaround is attributable to the success we are enjoying in our newest restaurants. We expect that success to continue as we open more new restaurants. Our latest addition in Deland, Florida has set all-time Company records in its first month of operation. And we are moving forward with the construction of another new restaurant in Tampa, Florida which we also expect to be a high performer. As we continue to implement our plan of building new, high growth potential stores and closing older, underperforming stores, we expect that the positive trends in our financial performance will continue.

     Third, consider the impact on the Company's operations if Bisco's board is elected. There will be change in control payments of over $800,000 to executives who may leave the Company. This could very well leave the Company in a position of having no executive management with experience operating the Company's restaurants. In addition to the added cost of change in control payments and loss of management expertise, the plan by Bisco to sell the assets of the Company, rather than seek a merger partner, would have substantial adverse tax consequences for the Company.

     Fourth, consider the effect of election of the Bisco slate on the potential premium from any sale or other strategic transaction involving the Company. The Company's current board intends only to sell the Company if it is able to obtain a substantial premium from its current trading price. Until the Company completes a sale or other transaction on favorable terms, the current board and management team are in a much better position to continue efforts to improve the Company's financial performance than the Bisco slate and its unknown management team. In contrast, if elected, Bisco may find itself without the talent in Florida needed to run the Company and may be overly eager to begin its "acquisition plan" in the distribution industry. In these circumstances, Bisco may be willing to accept a lower price for the Company than the current board would have accepted.

     Finally, I would ask you to consider who you are being asked to elect.

     - THE CURRENT BOARD HAS MUCH MORE EXPERIENCE IN THE FLORIDA RESTAURANT MARKET. The Company's nominees have years of experience in the food industry and with this Company. They have seen it through the roughest period in its history and have now returned it to a period of growth with the
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       potential for greater profits. The Bisco group, led by Glen Ceiley, has little or no experience in the restaurant industry.

     - THE BISCO SLATE OFFERS NO DIVERSITY OF EXPERIENCE OR VIEWPOINT. The four nominees included on the Bisco slate are all working full-time for Bisco. In contrast, the Company's board includes only two employees of the Company, offers a more diverse background of experience and expertise and as noted previously, has greater institutional knowledge about this Company. Do you really trust four Bisco employees to put the Company's interests ahead of Bisco's interests?

     - CEILEY HAS A HISTORY OF TRYING TO TAKEOVER PUBLIC COMPANIES. As you learned from Mr. Ceiley's earlier takeover attempt of our Company, he has tried this before. Mr. Ceiley has attempted hostile takeovers of no less than three companies and has yet to succeed. His efforts have cost the targets of those takeover attempts, including this Company, significant amounts of money.

     - A BISCO TAKEOVER COULD UPSET RELATIONS WITH THE COMPANY'S FRANCHISOR AND LENDER. While the current Board and management of your Company have established and enjoy exceptional relations with our franchisor and our senior lender, there can be no assurance that those good relationships will continue under a Board led by Mr. Ceiley.

     - THE CURRENT BOARD WILL REPRESENT ALL SHAREHOLDERS. The current Board is committed to representing the interests of all shareholders. While Mr. Ceiley owns a 20% interest in the Company, there is no assurance that he will act in a manner that is in the best interests of the shareholders owning the other 80% of our stock.

     - MR. CEILEY HAS NEVER MANAGED A PUBLIC COMPANY. We know he has no experience running a public company. He notes in his proxy that Bisco is currently under a cease and desist order from the Securities and Exchange Commission relating to alleged violations of securities regulation in connection with its purchase of stock in our Company.

     Please consider the following when voting to elect your next Board:

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                                                              COMPANY SLATE   BISCO SLATE
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
Plan to Distribute Proceeds of Sale to Shareholders.........       Yes            No
Proven Track Record in the Restaurant Industry..............       Yes            No
Plan for Financial Success of Company Developed and                Yes            No
  Implemented...............................................
Positive Relations with Franchisor..........................       Yes            No
Positive Relations with Senior Lender.......................       Yes            No
Continuity of Management....................................       Yes            No
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

     Given all of the above, I ask you for your support in voting your shares to re-elect the current Board of Directors of our Company.

     PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

     DO NOT RETURN THE GOLD PROXY CARD SENT TO YOU BY BISCO. IF YOU HAVE ALREADY SIGNED BISCO'S PROXY CARD, YOU CAN REVOKE IT BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE. THE LATEST DATED PROXY CARD IS THE ONE THAT COUNTS.

     IF YOUR SHARES ARE HELD THROUGH A BANK, BROKER, NOMINEE OR OTHER REPRESENTATIVE, ONLY THAT ENTITY MAY EXECUTE A PROXY. PLEASE CONTACT THE REPRESENTATIVE FOR YOUR ACCOUNT AND REQUEST THE REPRESENTATIVE TO EXECUTE THE WHITE PROXY CARD ON YOUR BEHALF.

     IF YOU REQUIRE ANY ASSISTANCE, PLEASE CALL OUR PROXY SOLICITOR AT (877) 460-9331.

     REGARDLESS OF HOW MANY SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT.

                                          Sincerely,
                                          /s/ Lewis E. Christman, Jr.

                                          Lewis E. Christman, Jr.
                                          President and Chief Executive Officer